Exhibit 10.99

December 29, 2006

BIO-key International, Inc.

300 Nickerson Road

Marlborough, MA 01752

Attention:  Chief Financial Officer

Ladies and Gentlemen:

Reference is made to (i) the Secured Convertible Note issued by BIO-key International, Inc., a Delaware corporation (the “Borrower”), to Laurus Master Fund, Ltd. (“Laurus”) on September 29, 2004 in the aggregate original principal amount of $5,000,000 (as amended, modified and/or supplemented from time to time, the “2004 Note”) pursuant to the Securities Purchase Agreement dated as of September 29, 2004 by and between the Borrower and Laurus (as amended, modified and/or supplemented from time to time, the “2004 Purchase Agreement”); and (ii) the Secured Convertible Note issued by the Borrower to Laurus on June 8, 2005 in the aggregate original principal amount of $2,000,000 (as amended, modified and/or supplemented from time to time, the “2005 Note,” and together with the 2004 Note, the “Notes”) pursuant to the Securities Purchase Agreement dated as of June 8, 2005 by and between the Borrower and Laurus (as amended, modified and/or supplemented from time to time, the “2005 Purchase Agreement,” and together with the 2004 Purchase Agreement, the “Purchase Agreements”).  All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Notes.

Laurus and the Borrower desire to amend the Notes to provide that, as to the Principal Amount and all interest and fees thereon due and payable under each of the 2004 Note and the 2005 Note for the month of January 2007 (collectively, the “January Notes Payment”), a portion of such January Notes Payment, consisting solely of $150,000 in Principal Amount thereof, shall be paid in 568,182 registered and effective shares of Common Stock.  The balance of such January Notes Payment, consisting of all remaining Principal Amount thereof and all interest and fees thereon, shall be paid in cash in the aggregate amount of $152,310.94.  The parties hereto also desire to amend each of the Notes and the Purchase Agreements to irrevocably terminate all rights and obligations of any party hereto to convert all or any portion of the outstanding Principal Amount of the Notes, together with any interest and fees due thereon, into shares of the Borrower’s common stock, $.0001 par value per share (“Common Stock”), subject to the terms and conditions contained herein.  In addition, the Borrower has agreed to issue 1,000,000 shares of Common Stock (the “Shares”) to Laurus, with certain registration rights to be granted to Laurus with respect to the Shares, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       January Notes Payment. With respect to the Notes, the parties to this letter agreement hereby agree that (i) $150,000 of the January Notes Payment, consisting solely of Principal Amount thereof, shall be paid in 568,182 registered and effective shares of Common Stock (the “Share Payment”) and (ii) the balance of the January Notes Payment, consisting of all remaining Principal Amount thereof and all interest and fees thereon, shall be paid in cash in the aggregate amount of $152,310.94.  Notwithstanding the foregoing, the limitations set forth in Section 3.2 of each Note shall continue to apply.

2.                                       Termination of Conversion Rights and Obligations.  Subject to the terms and conditions hereof, the parties to this letter agreement hereby agree that as of the date hereof, except as may be necessary to allow solely for the conversion of the Share Payment, each Note and each Purchase Agreement is hereby amended as applicable to irrevocably terminate all rights and obligations of any party hereto to convert all or any portion of the outstanding principal amount of the Notes, together with any interest and fees due thereon, into shares of Common Stock.

3.                                       Issuance of Shares.

(a)                                  The Borrower will issue the Shares to Laurus, upon at least 61 days’ prior written notice delivered by Laurus to the Borrower, in exchange for the full satisfaction of all of the Borrower’s default interest obligations to Laurus existing as of the date hereof, which obligations are hereby acknowledged to be equal to $622,764.21, that have been incurred by the Borrower as a result of any Event of Default caused by the failure of the Borrower’s registration statement (Registration No. 333-126492) to be declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to the Effectiveness Date under the Registration Rights Agreement dated as of June 8, 2005 by and between the Borrower and Laurus and the Registration Rights Agreement dated as of May 31, 2005 by and among the Borrower, The Shaar Fund, Ltd. and the other Purchasers party thereto, in each case as amended, modified and/or supplemented from time to time.  Laurus further acknowledges and agrees that no such default obligations shall continue to accrue from and after the date hereof solely with respect to any such existing Event of Default.  The Borrower shall deliver to Laurus an original, newly issued stock certificate evidencing the Shares within five business days after the date of such issuance.  Prior to such issuance, the parties acknowledge and agree that Laurus is not a beneficial owner, as defined by Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), of any of the Shares.

(b)                                 This letter agreement, including but not limited to the issuance of securities contemplated hereunder (the “Securities”), is made with Laurus in reliance upon Laurus’ representation to the Borrower, which by Laurus’ execution of this letter agreement, Laurus hereby confirms, that the Securities to be acquired by Laurus will be acquired for investment for Laurus’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Laurus has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this letter agreement, Laurus further represents that Laurus does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  Laurus has not been formed for the specific purpose of acquiring the Securities.  Laurus agrees and acknowledges that it has had an opportunity to discuss the Borrower’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Borrower’s management.  Laurus understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Laurus’ representations as expressed herein.  Laurus understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Laurus must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Laurus hereby represents and warrants to the Borrower that Laurus is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment to be made hereunder.  Laurus acknowledges that the Borrower has no obligation to register or qualify the Securities for resale except as is otherwise set forth in this letter agreement.  Laurus further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Borrower which are outside of Laurus’ control, and which the Borrower is under no obligation and may not be able to satisfy.

(c)                                  Laurus understands that the Shares shall bear substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

Certificates evidencing the Shares shall not be required to contain the legend set forth above or any other legend (i) while a registration statement covering the resale of such Shares is effective under the Securities Act; provided that the holder thereof covenants that in connection with each sale of such securities, a copy of the final prospectus that forms a part of such registration statement will be delivered in accordance with the provisions of Section 5(b)(2) of the Securities Act, and the rules and regulations promulgated thereunder, or (ii) following any sale of such Shares pursuant to Rule 144 under the Securities Act, or (iii) if such Shares are eligible for sale under Rule 144(k) under the Securities Act, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).  The Borrower shall cause its counsel to issue the legal opinion to permit the removal of the legend as permitted in the immediately preceding sentence to the Borrower’s transfer agent on the effective date of the registration statement covering the resale of the Shares.  Following the effective date of such registration statement or at such earlier time as a legend is no longer required for the Shares, the Borrower will no later than three trading days following the delivery by Laurus to the Borrower or the Borrower’s transfer agent of a legended certificate representing such Shares, deliver or cause to be delivered to Laurus a certificate representing such Shares that is free from all restrictive and other legends.

4.                                       Registration Rights.  If the Borrower proposes to register (including, for this purpose, a registration effected by the Borrower for stockholders other than Laurus) any of its stock or other securities under the Securities Act in connection with any public offering of such securities solely for cash, the Borrower shall, at such time, promptly give Laurus notice of such registration.  Upon the request of Laurus given within 20 days after such notice is given by the Borrower, the Borrower shall cause to be registered all of the Shares that Laurus has requested to be included in such registration.  The Borrower shall have the right to terminate or withdraw any registration initiated by it under this Section 4 before the effective date of such registration, whether or not Laurus has elected to include the Shares in such registration.  The expenses of such withdrawn registration shall be borne by the Borrower.

5.                                       Condition to Effectiveness.  Unless waived in writing by Laurus, the effectiveness of Sections 2 through 4 of this letter agreement is subject to the Borrower’s receipt of at least $2,000,000 in gross proceeds from the new issuance of its equity securities to one or more investors within ninety (90) days from the date hereof.

6.                                       No Other Amendments; Further Assurances.  Except as expressly set forth in this letter agreement, no other term or provision of any of the Notes or the Purchase Agreements is hereby amended or affected in any way, and the Notes and the Purchase Agreements shall remain in full force and effect after the date hereof.  This letter agreement, together with the Notes and the Purchase Agreements, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  The parties hereto agree to execute all such further instruments and agreements as may be necessary in order to more fully and effectively consummate the transactions contemplated hereby.

7.                                       Governing Law.  This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

8.                                       Facsimile Signatures; Counterparts.  This letter agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has executed this letter agreement as a sealed instrument as of the date first written above.

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

Acknowledged and Agreed:

BIO-KEY INTERNATIONAL, INC.

By:
Name:
Title: